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                                                                     Exhibit 5.1


                             WARSHAW BURSTEIN COHEN
                             SCHLESINGER & KUH, LLP
                                555 Fifth Avenue
                            New York, New York 10017
                            Telephone: (212) 984-7700
                            Facsimile: (212) 972-9150

                                  May 8, 1998

Lazare Kaplan International Inc.
529 Fifth Avenue
New York, NY 10017


                Re: Registration Statement on Form S-8

Gentlemen:


                  You have requested our opinion, as securities counsel for Lazare Kaplan International Inc., a Delaware corporation (the "Registrant"), in connection with a registration statement on Form S-8 (the "Registration Statement"), under the Securities Act of 1933 (the "Act"), being filed by the Registrant with the Securities and Exchange Commission (the "Commission"). The Registration Statement relates to the registration of [100,000] shares (the "Shares") of common stock, $1.00 par value per share (the "Common Stock"), of the Registrant which may be acquired pursuant to and participation interests in the Lazare Kaplan 401(k) Plan for Savings and Investment (the "Plan").

                  In preparation of this opinion, we have examined the original, photostatic, conformed or certified copies of (1) the Certificate of Incorporation, as amended to date, of the Registrant, (2) the By-Laws of the Registrant, in effect on the date hereof, (3) the records of corporate proceedings of the Registrant in our possession and as delivered to us by the executive officers of the Registrant, (4) the Registration Statement, (5) the Plan, (6) the Internal Revenue Service Determination Letter dated July 12, 1994 and (7) Commonwealth of Puerto Rico Department of Treasury, Bureau of Income Tax Letter Dated October 11, 1994. In our examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic or conformed copies, and the authenticity of the originals of all such latter documents.

                  Based upon the foregoing, we are of the opinion that the Shares, when acquired in accordance with the terms of the Plan, will be validly issued, fully paid and nonassessable.

                  We hereby consent to the filing of our opinion as an exhibit to the Registration Statement. In so doing, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                  Certain partners of our firm beneficially own shares of Common Stock.

                                         Sincerely yours,


                                         WARSHAW BURSTEIN COHEN
                                         SCHLESINGER & KUH, LLP
JWF/FRC/MDS



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